Exhibit 99.1
ARES CAPITAL CORPORATION TO ACQUIRE
ALLIED CAPITAL CORPORATION
Creates Leading Capital Provider to the Middle Market with Approximately $11 Billion of Committed Capital Under Management
New York, NY—October 26, 2009—Ares Capital Corporation (NASDAQ: ARCC) and Allied Capital Corporation (NYSE: ALD) announced today that they have entered into a definitive agreement under which Ares Capital will acquire Allied Capital in an all stock transaction currently valued at $648 million, or approximately $3.47 per Allied Capital share. This represents a 27.3% premium to Allied Capital’s closing stock price on Friday, October 23, 2009. The Boards of Directors of both companies have each unanimously approved the transaction.
Under the terms of the transaction, Allied Capital stockholders will receive 0.325 Ares Capital shares for each Allied Capital share, resulting in approximately 58.3 million Ares Capital shares being issued in exchange for the approximately 179.4 million outstanding Allied Capital shares. Following the transaction, Ares Capital stockholders will own approximately 65% of the combined company and Allied Capital stockholders will own approximately 35%. The combined company will remain externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC and will remain headquartered in New York. Bennett Rosenthal, Michael Arougheti and Richard Davis will remain in their current roles as Ares Capital’s Chairman, President and Chief Financial Officer, respectively. It is expected that one member of Allied Capital’s Board will be nominated to serve on Ares Capital’s Board.
Consummation of the acquisition is subject to Allied Capital stockholder approval, Ares Capital stockholder approval, customary regulatory approvals, certain Ares Capital and Allied Capital lender consents and other closing conditions. The transaction is expected to close by the end of the first quarter of 2010.
“We believe this transaction presents an extraordinary opportunity for value creation for both Ares Capital and Allied Capital stockholders,” commented Michael Arougheti, President of Ares Capital. “This transformative transaction creates a middle-market capital provider with leading market coverage, access to capital, scale and diversification. We believe that our portfolio composition and prudent balance sheet management throughout the current cycle have positioned us to deliver value for our stockholders and to be an industry consolidator.”
“We are excited to have entered into this mutually beneficial combination with Ares Capital,” commented John Scheurer, Chief Executive Officer of Allied Capital. “Our stockholders should benefit through resumed receipt of dividends and ownership in a company with a stronger balance sheet and proven access to the capital markets. Through this transaction we expect to create a stronger company that is well positioned for future growth in a market which presents tremendous investment opportunities.”
Ares Capital expects to reposition Allied Capital’s portfolio into higher yielding assets and to seek to lower its financing costs. Ares Capital believes that it will be in a position to provide additional capital for portfolio company growth in order to optimize portfolio returns while mitigating the need for asset divestitures. Ares Capital expects the transaction to be accretive to both its net asset value and its core earnings per share in the first year. At closing, Ares Capital expects the combined company’s debt to equity ratio to be in a range of 0.65x to 0.75x.
The combined company had a pro forma investment portfolio at fair value of $4.5 billion as of June 30th, 2009. Ares Capital believes that a balance sheet of this size will allow the combined company to commit greater amounts of capital in a single transaction, which should drive higher fee income and greater control over portfolio composition. This transaction also meaningfully expands the breadth of Ares Capital’s relationship network, particularly within the private equity community.
The acquisition would also significantly strengthen Ares Capital’s middle-market asset management platform, Ivy Hill Asset Management, L.P.. The acquisition will result in a platform with approximately $5.6 billion in committed capital under management and investments in a significant number of portfolio companies. Ares Capital believes that the size and breadth of Ivy Hill’s platform provides a robust source for new balance sheet investment opportunities and unique market insight.
In a separate transaction, Ares Capital has reached an agreement to acquire Allied Capital’s interests in its Senior Secured Loan Fund LLC (the “SL Fund,” formerly known as the Unitranche Fund) for $165 million in cash. With approximately $3.6 billion of committed capital, the SL Fund was formed in December 2007 to invest in “unitranche” securities of middle-market companies. The SL Fund currently holds unitranche loans totaling approximately $900 million. The SL Fund acquisition is expected to close by the end of October and is subject to completion of final documentation and satisfaction of other customary closing conditions. Upon closing, Ares Capital and its SL Fund partner expect to utilize the SL Fund to make new commitments to future unitranche transactions.
J.P. Morgan Securities Inc. served as financial advisor to Ares Capital and delivered a fairness opinion to the Ares Capital Board with respect to the acquisition of Allied Capital by Ares Capital. J.P. Morgan Securities Inc. also served as financial advisor to Ares Capital with respect to the acquisition of the interests in the SL Fund. Proskauer Rose LLP, Latham & Watkins LLP, Venable LLP and Willkie Farr & Gallagher LLP served as Ares Capital’s legal counsel in connection with the Allied Capital acquisition. BofA Merrill Lynch served as financial advisor to Allied Capital and delivered a fairness opinion to the Allied Capital Board and Sutherland Asbill & Brennan LLP served as Allied Capital’s legal counsel. Sullivan & Cromwell LLP served as legal counsel to the Allied Capital Board. Sandler O’Neill & Partners delivered a fairness opinion to the Allied Capital Board with respect to the acquisition by Ares Capital.
CONFERENCE CALL INFORMATION
Ares Capital and Allied Capital will be holding a joint conference call to discuss the transaction on November 5, 2009 at 11:00 am EDT following Ares Capital’s regularly scheduled third quarter earnings conference call. A presentation outlining the transaction will be posted on the home page of the Investor Resources section of Ares Capital’s website on November 5, 2009.
ABOUT ARES CAPITAL CORPORATION
Ares Capital Corporation is a specialty finance company that provides integrated debt and equity financing solutions to U.S. middle-market companies. Ares Capital Corporation invests primarily in first- and second-lien loans and mezzanine debt, which in some cases includes an equity component. To a lesser extent, Ares Capital Corporation also makes equity investments. Ares Capital Corporation is externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC, an SEC registered investment advisor and alternative asset investment management firm with approximately $30.0 billion of committed capital under management as of September 30, 2009. Ares Capital Corporation is a closed-end, non-diversified management investment company that has elected to be regulated as a Business Development Company under the Investment Company Act of 1940.
ABOUT ALLIED CAPITAL
Allied Capital (NYSE: ALD) is a business development company (BDC) that is regulated under the Investment Company Act of 1940. Allied Capital invests long-term debt and equity capital in middle-market businesses nationwide. Founded in 1958 and operating as a public company since 1960, Allied Capital has been investing in the U.S. entrepreneurial economy for 50 years. Allied Capital has a diverse portfolio of investments in 92 companies across a variety of industries. For more information, please visit www.alliedcapital.com, call Allied Capital investor relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.
FORWARD-LOOKING STATEMENTS
Statements included herein may constitute “forward-looking statements,” which relate to future events or the future performance or financial condition of Ares Capital or Allied Capital or the combined company following the merger. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Ares Capital Corporation’s or Allied Capital Corporation’s filings with the Securities and Exchange Commission. Neither Ares Capital Corporation nor Allied Capital Corporation undertakes any duty to update any forward-looking statements made herein.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
This Communication is being made in respect of the proposed business combination involving Ares Capital and Allied Capital. In connection with the proposed transaction, Ares Capital plans to file with the SEC a Registration Statement on Form N-14 that includes proxy statements of Ares Capital and Allied Capital and that also constitutes a prospectus of Ares Capital. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Ares Capital and Allied Capital, respectively. INVESTORS AND SECURITY HOLDERS OF ARES CAPITAL AND ALLIED CAPITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by each of Ares Capital and Allied Capital through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained on Ares Capital Corporation’s website at www.arescapitalcorp.com or on Allied Capital Corporation’s website at www.alliedcapital.com.
PROXY SOLICITATION
Ares Capital, Allied Capital and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Ares Capital and Allied Capital stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Ares Capital and Allied Capital stockholders in connection with the proposed acquisition will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the SEC. You can find information about Ares Capital’s executive officers and directors in its definitive proxy statement filed with the SEC on March 9, 2009. You can find information about Allied Capital’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2009. You can obtain free copies of these documents from Ares Capital and Allied Capital in the manner set forth above.
CONTACTS
MEDIA
Ares Capital Corporation
Bill Mendel
Mendel Communications
(212) 397-1030
bill@mendelcommunications.com
INVESTORS
Ares Capital Corporation
Carl G. Drake, CFA
Ares Capital Corporation
(212) 750-7300
Allied Capital Corporation
Shelley Huchel
Allied Capital Corporation
(202) 721-6100
ir@alliedcapital.com